Exhibit 5.1

ONE SHELL PLAZA	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON
910 LOUISIANA
HOUSTON, TEXAS
77002–4995
TEL +1
713.229.1234
FAX +1 713.229.1522
BakerBotts.com

February 27, 2015

066821.0105

Noble Corporation

Noble Holding International Limited

P.O. Box 309 GT, Ugland House,

South Church Street

George Town, Grand Cayman

Cayman Islands, KY1-1104

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Noble Corporation, a Cayman Islands exempted company with limited liability (the “Guarantor”), and Noble Holding International Limited, a Cayman Islands exempted company with limited liability ( the “Debt Issuer” and together with the Guarantor, the “Issuers”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, unsecured senior debt securities of the Debt Issuer and unsecured subordinated debt securities of the Debt Issuer, and guarantees of the Guarantor related to such senior and subordinated debt securities (collectively, the “Debt Securities”), certain legal matters in connection with the Debt Securities are being passed upon for you by us.

The Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

Each series of Debt Securities may be issued pursuant to an indenture to be entered into between the Debt Issuer and Wells Fargo Bank, N.A., as trustee (each an “Indenture,” and collectively, the “Indentures”), as each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and each form of Indenture filed or incorporated by reference as an exhibit to the Registration Statement, including each form of Debt Security filed or incorporated by reference as an exhibit to the Registration Statement. We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to such opinions, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers. In connection with such opinions, we have assumed that:

a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

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Noble Holding International Limited	- 2 -	February 27, 2015

b)	a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;

c)	all Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

d)	the Board of Directors of the Issuers, or, to the extent permitted by the laws of the Cayman Islands and the articles of association, memorandum of association or other organizational documents, as the case may be, of the Issuers, a duly constituted and acting committee thereof (such Board of Directors or committee of the Issuers being hereinafter referred to as the “Board”), will have taken all necessary corporate action to authorize the issuance of the Debt Securities to be issued by the Issuers and to authorize the terms of the offering and sale of such Debt Securities and related matters;

e)	a definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered will have been duly authorized and validly executed and delivered by the Issuers and the other parties thereto (the “Underwriting Agreement”);

f)	all Debt Securities and any certificates in respect thereof will be delivered in accordance with the provisions of the applicable Underwriting Agreement authorized by the Board upon payment of the consideration therefor provided for therein; and

g)	in the case of Debt Securities of any series issuable by the Issuers under an Indenture:

•	the Indenture will have been duly executed and delivered by the Issuers and the trustee thereunder;

•	the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities, complying with the terms of the Indenture and evidencing such Debt Securities, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

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Based upon and subject to the foregoing, we are of the opinion that the Debt Securities of each series will, when issued, constitute legal, valid and binding obligations of the applicable Issuer, enforceable against such Issuer in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions set forth above are limited in all respects to matters of the law of the State of New York and applicable United States federal law.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.